CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Perimeter Small Cap Growth Fund and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 66 to File No. 33-50718; Amendment No. 68 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our report dated September 20, 2007, included in the 2007 Annual Report to shareholders.

                                                  /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 21, 2007